               CENTEX CONSTRUCTION PRODUCTS, INC. AND SUBSIDIARIES
         EARNINGS (LOSS) PER COMMON AND DILUTIVE POTENTIAL COMMON SHARE
                (AMOUNTS IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)


                                   EXHIBIT 11


                                                                                     FOR THE YEARS ENDED MARCH 31,
                                                                            ----------------------------------------------
                                                                                2003             2002             2001
                                                                            ------------     ------------     ------------

NET INCOME                                                                  $     57,606     $     39,706     $     59,429
                                                                            ============     ============     ============

DILUTED EARNINGS PER COMMON AND DILUTIVE POTENTIAL COMMON SHARE:

         Weighted average common shares outstanding                               18,418           18,351           18,405

         Stock options                                                               106              110               68
                                                                            ------------     ------------     ------------
                                                                                  18,524           18,461           18,473
                                                                            ============     ============     ============
         Weighted average common and dilutive potential common shares

DILUTED EARNINGS PER COMMON SHARE                                           $       3.11     $       2.15     $       3.22
                                                                            ============     ============     ============

BASIC EARNINGS PER COMMON SHARE:

         Weighted average common shares outstanding                               18,418           18,351           18,405
                                                                            ============     ============     ============

         Basic earnings per common share                                    $       3.13     $       2.16     $       3.23
                                                                            ============     ============     ============

Diluted net income per common equity share assumed the exercise of stock options and for all years presented. Basic net income per common share was computed by dividing net income by the weighted average number of shares of Common Stock outstanding during the year.